Exhibit 99.1

Seen On Screen TV, Inc. formally Franklin lake resources inc. provides corporate update.

Seen On Screen TV, Inc.

PRESS RELEASE

(Everett, WA. April 12, 2009) Seen On Screen TV Inc.”SONT” formally Franklin Lake Resources Inc. (the “Company”) provides the following corporate update.

The Company is pleased to announce that, Phase I of the Company’s organization plans have been completed.

Phase I includes the following actions.

A) Named change from Franklin Lake Resources Inc. to SEEN ON SCREEN TV INC.

B) Obtained a new trading symbol “SONT” and new CUSIP number.

C) Reverse split its common stock on the basis of, 2 shares of common stock for each 5 shares outstanding.

D) Acquired all assets of Seen on Screen LLC, in consideration for 17,000,000 restricted shares of the Company’s common stock.

E) Increased the authorized shares of the Company’s common stock from 45,000,000 shares to 200,000,000 shares.

F) Appointed Stalt, Inc. 671 Oak Grove Ave, Suite C. Menlo Park CA 94025 as the Company’s transfer agent.

G) Elected new directors and officers.

Phase II of the company’s plan is to become current in its reporting obligations with the Securities and Exchange Commission. The Company is working with its accountants and auditors in order to obtain past and current financial statements needed to file its past due annual and quarterly reports.

Phase III of the Company’s program is to expand its business operations. In that regard the Company is in negotiations with major mall representatives to lease other store locations in several local and regional areas.

On behalf of the Board of Directors

ANTOINE JARJOUR
Antoine Jarjour/ President

ABOUT SEEN ON SCREEN TV, INC.

Seen on Screen TV, Inc. (Trading Symbol: SONT) is a publicly held corporation that operates specialty retail stores. The Company’s headquarter is located in Everett, Washington with operating stores in seven locations in the state of Washington. The Company is currently delinquent in its reporting obligations with the Securities and Exchange Commission. Seen on Screen TV Inc. markets and sells” As Seen on TV” products which include: home improvement, fitness, kitchenware, personal hygiene, and much more. The company uses its website www.ontelevision.com as an e-commerce to compliment its operation.

Forward Looking Statements

This press release contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend that such forward-looking statements be subject to the safe harbors created by such legislation. Such forward-looking statements involve risks and uncertainties and include, but are not limited to, statements regarding future events and the Company's plans, goals and objectives. Such statements are generally accompanied by words such as "intend", "anticipate", "believe", "estimate", "expect" or similar statements. Our actual results may differ materially from such statements. Factors that could result in such differences, among others, are:

  Global economic conditions, especially as they relate to consumer spending and business spending on customer relations and promotion.

  Competition in the markets serviced by the Company.

  Labor shortages or increases in wage and benefit costs.

  The effects of changes in interest rates on our cost of borrowing.

  Unexpected increases in operating costs, such as insurance, workers' compensation, health care and fuel prices.

  Changes in the frequency or severity of insurance incidents relative to our historical experience.

  Our ability to make acquisitions at reasonable prices and successfully integrate acquired operations.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in such forward-looking statements will be realized. The inclusion of such forward-looking statements should not be regarded as a representation by the Company or any other person that the future events, plans or expectations contemplated by the Company will be achieved.